Exhibit 5.1

Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 T +1 202 637 5600 F +1 202 637 5910 www.hoganlovells.com

September 26, 2025

Board of Directors

National Health Investors, Inc.

222 Robert Rose Drive

Murfreesboro, TN 37129

Ladies and Gentlemen:

We are acting as counsel to National Health Investors, Inc., a Maryland corporation (the “Company”), and the subsidiaries of the Company named on Schedule I attached hereto (the “Subsidiary Guarantors”) in connection with the issuance pursuant to an Indenture dated as of January 26, 2021 (the “Base Indenture”) and a Fourth Supplemental Indenture, dated as of September 26, 2025 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), in each case among the Company, the Subsidiary Guarantors and Regions Bank, as trustee (the “Trustee”), of $350 million aggregate principal amount of the Company’s 5.350% Senior Notes due 2033 (the “Notes”), guaranteed as to payment of principal, premium, if any, and interest by each of the Subsidiary Guarantors pursuant to the Supplemental Indenture (“the “Guarantee”), and the sale of the Notes pursuant to an Underwriting Agreement dated September 22, 2025 (the “Agreement”) among the Company, the Subsidiary Guarantors and the representatives of the underwriters named therein, and pursuant to the Company’s registration statement on Form S-3 (File No. 333-270557) (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), and the prospectus dated March 15, 2023 (the “Prospectus”), as supplemented by the supplement to the Prospectus dated September 22, 2025 (the “Prospectus Supplement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs and conformed copies provided through the EDGAR System of the U.S. Securities and Exchange Commission). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Hogan Lovells US LLP is a limited liability partnership registered in the state of Delaware. “Hogan Lovells” is an international legal practice that includes Hogan Lovells US LLP and Hogan Lovells International LLP, with offices in: Alicante Amsterdam Baltimore Beijing Berlin Birmingham Boston Brussels Colorado Springs Denver Dubai Dublin Dusseldorf Frankfurt Hamburg Hanoi Ho Chi Minh City Hong Kong Houston London Los Angeles Luxembourg Madrid Mexico City Miami Milan Minneapolis Monterrey Munich New York Northern Virginia Paris Philadelphia Riyadh Rome San Francisco São Paulo Shanghai Silicon Valley Singapore Tokyo Washington, D.C. For more information see www.hoganlovells.com.

For purposes of this opinion letter, we have assumed that (i) each party to the Indenture, other than the Company and the Covered Guarantors (listed on Schedule I hereto), has all requisite power and authority under all applicable law and governing documents to execute, deliver and perform its obligations under the Indenture and has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Indenture against the other parties thereto; (ii) each party to the Indenture, other than the Company and the Covered Guarantors, has duly authorized, executed and delivered the Indenture; (iii) each party to the Indenture, other than the Company and the Covered Guarantors, is validly existing and in good standing in all necessary jurisdictions; (iv) the Indenture constitutes a valid and binding obligation, enforceable against each of such other parties other than the Company and each Subsidiary Guarantor in accordance with its terms; (v) there has been no mutual mistake of fact or misunderstanding, or fraud, duress or undue influence, in connection with the negotiation, execution or delivery of the Indenture, and the conduct of all parties to the Indenture has complied with any requirements of good faith, fair dealing and conscionability; and (vi) there are and have been no agreements or understandings among the parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties (and no act or omission of any party), that would, in any such case, define, supplement, modify or qualify the terms of the Indenture. We also have assumed the validity and constitutionality of each relevant statute, rule, regulation and agency action covered by this opinion letter.

This opinion letter is based as to matters of law solely on the applicable provisions of the following, as currently in effect: (i) as to the opinions expressed in paragraphs (a) and (c), the Maryland General Corporation Law; (ii) as to the opinion expressed in paragraphs (b) and (d), the Limited Liability Company Act of the State of Delaware, the Texas Limited Liability Company Law, the California Uniform Limited Partnership Act of 2008, the Florida Revised Uniform Limited Partnership Act of 2005 or the Virginia Revised Uniform Limited Partnership Act; and (iii) as to the opinions expressed in paragraphs (c) and (d), the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). We express no opinion herein as to any other statutes, rules, regulations or decisional law (and in particular, we express no opinion as to any effect that such other statutes, rules, regulations or decisional law may have on the opinion expressed herein). Insofar as the opinion expressed herein relates to or is dependent upon matters governed by Alabama, Georgia, Idaho, Missouri, Oregon, South Carolina or Tennessee law, we have relied, without independent investigation, upon, and our opinion expressed herein is subject to all of the qualifications, assumptions and limitations expressed in, the opinion of Dentons US LLP, special counsel to the Company in the State of Alabama, the State of Georgia, the State of Idaho, the State of Missouri, the State of Oregon, the State of South Carolina and the State of Tennessee. A copy of such opinion letter, dated as of the date hereof, is to be filed as Exhibit 5.2 to the Current Report on Form 8-K relating to the offer and sale of the Notes and Guarantee described herein.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(a)	The Notes have been duly authorized on behalf of the Company.

(b)	The Guarantee has been duly authorized on behalf of the Covered Guarantors.

(c)

Following (i) receipt by the Company of the consideration for the Notes specified in the Agreement and (ii) the due execution, authentication, issuance and delivery of the Notes pursuant to the terms of the Indenture, the Notes will constitute valid and binding obligations of the Company.

(d)

Following (i) receipt by the Company of the consideration for the Notes specified in the Agreement and (ii) the due execution, authentication, issuance and delivery of the Notes pursuant to the terms of the Indenture, the Guarantee will constitute a valid and binding obligation of each Subsidiary Guarantor.

The opinions expressed above in paragraphs (c) and (d) with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights and remedies (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances and fraudulent, preferential or voidable transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Notes are considered in a proceeding in equity or at law) including, without limitation, principles limiting the availability of specific performance and injunctive relief.

This opinion letter has been prepared for use in connection with the filing by the Company of a Current Report on Form 8-K on the date hereof (the “Form 8-K”), which Form 8-K will be incorporated by reference into the Registration Statement, and speaks as of the date hereof. We assume no obligation to advise of any changes in the foregoing subsequent to the delivery of this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Form 8-K, and to the reference to this firm under the caption “Legal Matters” in the Prospectus Supplement, which constitutes part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ HOGAN LOVELLS US LLP

HOGAN LOVELLS US LLP

Schedule I

Subsidiary Guarantors

Covered Guarantors:

•	NHI/REIT, Inc.

•	Florida Holdings IV, LLC

•	NHI/Anderson, LLC

•	NHI/Laurens, LLC

•	NHI-REIT of Oregon, LLC

•	NHI-REIT of Florida, LLC

•	NHI-REIT of Minnesota, LLC

•	NHI Selah Properties, LLC

•	NHI-REIT of Wisconsin, LLC

•	NHI-REIT of NC Springs, LLC.

•	NHI-REIT of Northeast, LLC

•	NHI-REIT of Washington, LLC

•	NHI-REIT of Maryland, LLC

•	NHI-REIT of Seaside, LLC

•	NHI-REIT of Next House, LLC

•	NHI-REIT of Axel, LLC

•	NHI-REIT of Michigan, LLC

•	NHI-REIT of Bickford, LLC

•	NHI-REIT of North Carolina, LLC

•	NHI-REIT of TX-IL, LLC

•	NHI-REIT of Colorado, LLC

•	NHI-Bickford RE, LLC

•	NHI-SS TRS, LLC

•	NHI-REIT of Indiana, LLC

•	NHI SH Propco 1, LLC

•	NHI-REIT of Oklahoma, LLC

•	NHI-Merrill I TRS, LLC

•	NHI-Discovery I TRS, LLC

•	NHI PropCo Member LLC

•	NHI-REIT of DSL PropCo II, LLC

•	Texas NHI Investors, LLC

•	NHI-REIT of California, LP

•	NHI/REIT of Florida, L.P.

•	NHI-REIT of Virginia, L.P.

•	NHI-REIT of CCWH, LLC

•	NHI SH OpCo 1, LLC

•	NHI OpCo Salisbury MD, LLC

•	NHI OpCo Reading PA, LLC

•	NHI OpCo Michigan City IN, LLC

•	NHI OpCo Portage IN, LLC

•	NHI OpCo Columbus IN, LLC

•	NHI OpCo Vero Beach FL, LLC

•	NHI-REIT of PropCo I, LLC

•	NHI-REIT of PropCo II, LLC

•	NHI-REIT of PropCo III, LLC

•	NHI-REIT of PropCo IV, LLC

•	NHI-REIT of PropCo V, LLC

•	NHI SH PropCo 2, LLC

•	NHI SH OpCo 2, LLC

•	NHI PropCo Redmond OR, LLC

•	NHI OpCo Redmond OR, LLC

•	NHI PropCo Central Point OR, LLC

•	NHI OpCo Central Point OR, LLC

•	NHI PropCo Tulsa OK, LLC

•	NHI OpCo Tulsa OK, LLC

•	NHI PropCo Broken Arrow OK, LLC

•	NHI OpCo Broken Arrow OK, LLC

Other Guarantors:

•	NHI REIT of Alabama, L.P.

•	NHI-REIT of Georgia, L.P.

•	NHI-REIT of Idaho, L.P.

•	NHI-REIT of Missouri, LP

•	NHI-REIT of South Carolina, L.P.

•	NHI-REIT of Tennessee, LLC

•	Myrtle Beach Retirement Residence LLC

•	Voorhees Retirement Residence LLC

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